Exhibit 10.45

FIRST AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT (this “Amendment”) is dated as of June 12, 2015, between Capstone Turbine Corporation (the “Company”), and Darren R. Jamison (the “Executive”) to be effective June 14, 2015.

W I T N E S S E T H

WHEREAS, effective December 18, 2006, the Executive became the Company’s president and chief executive officer pursuant to the terms of a letter agreement dated December 1, 2006, (the “Letter Agreement”) which included certain benefits and payments upon the severance of the Executive following a change in control of the Company;

WHEREAS, in connection therewith, the Executive was made eligible for participation in the Capstone Turbine Corporation Change in Control Severance Plan (the “Plan”), which provides a portion of the severance benefits described in the Letter Agreement;

WHEREAS, the parties entered into a Change of Control Severance Agreement (the “Original Agreement”) to provide the severance benefits described in the Letter Agreement that are not provided through the Plan;

WHEREAS, the parties amended and restated the Original Agreement effective April 8, 2009 (the “April 2009 Agreement”);

WHEREAS, the parties further amended and restated the April 2009 Agreement effective June 14, 2012 (the “June 2012 Agreement”); and

WHEREAS, the parties desire to extend the June 2012 Agreement as more specifically provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and other agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to the following terms and conditions:

1.                                      Amendment of Section 4. Section 2 of the June 2012 Agreement is hereby amended and restated in its entirety as follows:

“Section 4.  Term of Agreement

The provisions of this Agreement shall apply in the event of the termination of the employment of the Executive to which Section 1 or Section 2 of this Agreement is applicable during the period between June 14, 2015 and June 14, 2018.”

2.                                      Amendment.  Except as expressly amended hereby, the June 2012 Agreement shall remain in full force and effect.

3.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.  A facsimile signature shall be considered the same as an original signature for purposes of execution of this Amendment.

[The following page is the signature page.]

IN WITNESS WHEREOF, the Company, acting through the undersigned authorized representative, has executed this instrument and the Executive has set his hand hereto on this the 12th day of June, 2015, to be effective June 14, 2015.

COMPANY:
CAPSTONE TURBINE CORPORATION

By:	/s/ Jayme Brooks
Name: Jayme L. Brooks
Title: Chief Financial Officer and Chief Accounting Officer

DARREN R. JAMISON:

By:	/s/ Darren Jamison
Name: Darren R. Jamison

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT]